Exhibit (a)(1)(i)

LETTER OF TRANSMITTAL

To Tender Shares

of

NexPoint Capital, Inc.

Pursuant to the Offer to Purchase

Dated August 21, 2026

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 4:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 22, 2026 UNLESS THE OFFER IS EXTENDED.

The Tender Agent for the Offer is:

LODAS TRANSFER, LLC

Delivery by First Class Mail, By Registered, Certified or Express Mail, By Overnight Courier, or By Hand should be directed to:

NexPoint Advisors, L.P.

c/o LODAS Transfer, LLC

1710 Keller Parkway #1981

Keller, TX 76248

Any questions regarding the Offer can be directed to the Company’s Tender Agent, LODAS Transfer, LLC, at

1-844-485-9167

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal relates to the offer by NexPoint Capital, Inc. (the “Company”), a Delaware corporation registered under the Securities Act of 1933, as amended, as a closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended, to purchase for cash up to 1% of its outstanding common stock, par value $0.001 per share (the “Shares”) upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 21, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the “Offer.”

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Shares Tendered* (attach Additional Signed List if Necessary)
1 ☐ All
2 ☐ Partial:___________
* Unless otherwise indicated, it will be assumed that all (and not partial) Shares are being tendered. See Instruction 3.

For purposes of this Offer, the Company is not requiring that you tender at least 25% of your existing Share holdings if you wish to participate in the Offer. If you choose to tender only a portion of your Shares, you must maintain a minimum balance of $2,500 worth of shares of common stock following the tender of shares for repurchase. If you wish to tender all or any portion of your Shares of the Company, you should either:

•	tender your Shares pursuant to the procedures set forth in Section 3 of the Offer to Purchase; or

•

request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person if you desire to tender your Shares.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase or the Notice of Withdrawal may be directed to LODAS Transfer, LLC (“Tender Agent”), whereby the Tender Agent will fulfill the role of information agent and depositary, at its address or telephone number set forth on the first page of this Letter of Transmittal.

ADDITIONAL INFORMATION REGARDING TENDERED SHARES

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.

Name of Tendering Institution

Account Number

Transaction Code Number

Ladies and Gentlemen:

The undersigned hereby tenders to NexPoint Capital, Inc., a Delaware corporation (the “Company”), the above-described common stock, par value $0.001 per share (the “Shares”), pursuant to the Company’s offer to purchase up to 1% of its outstanding Shares, upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase dated August 21, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and this Letter of Transmittal (the “Letter of Transmittal”) which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitutes the “Offer.” The purchase price of each Share will be not less than the net asset value per Share (the “NAV Per Share”) of the Company’s common stock (as determined in good faith by the Company’s adviser (the “Adviser”) in its sole discretion in accordance with the valuation policies and procedures established by the Adviser and approved by the board of directors of the Company (the “Board”)) next calculated following the Expiration Date (as defined in the Offer to Purchase) (the date of repurchase) plus any unpaid dividends accrued through the Expiration Date, less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer, if properly tendered and not withdrawn prior to the Expiration Date. The Offer by the Company is not conditioned on any minimum number of Shares being validly tendered and not withdrawn prior to the expiration of the Offer but is subject to other conditions as outlined in the Offer to Purchase and in the related Letter of Transmittal.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Shares that are being tendered hereby and appoints the Tender Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares, with full knowledge that the Tender Agent also acts as the agent of the Company, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(i)	transfer ownership of such Shares to or upon the order of the Company; and

(ii)

receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby covenants, represents and warrants to the Company that:

(i)

the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that when and to the extent the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the Shares and not subject to any adverse claims;

(ii)

the undersigned understands that tenders of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the Offer;

(iii)

the undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby; and

(iv)	the undersigned has read, understands and agrees to all the terms of the Offer.

All authority herein conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The purchase price of each Share will be not less than the NAV Per Share of the Company’s common stock (as determined in good faith by the Adviser in its sole discretion in accordance with the valuation policies and procedures established by the Adviser and approved by the Board) next calculated following the Expiration Date plus any unpaid dividends accrued through the Expiration Date, less any applicable withholding taxes and without interest. All Shares validly tendered on or before the Expiration Date of the Offer and not properly withdrawn will be purchased, subject to the terms and conditions of the Offer. If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, such Shares will be returned without expense to the holder of Shares (“Shareholder”) in accordance with Section 5 of the Offer to Purchase.

The undersigned understands that tenders of Shares pursuant to the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Company pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The undersigned recognizes that, under the circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer; may postpone the acceptance for payment of, or the payment for, Shares tendered; or may accept for payment fewer than all of the Shares tendered.

Checks for the Closing Amount will be issued and mailed and any Certificate(s) not tendered or not accepted for payment will be issued or returned in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.”

SIGN HERE

(Signature(s) of Owners)

Dated:

Name(s):

(Please Print)

Capacity (full title and location signed):

Address:

(Include Zip Code)
Area Code and Telephone Number:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and location of signing and see Instruction 4.)

Guarantee Of Signature(s)

(See Instructions 1 and 4)

Authorized Signature:

Name:

Title:

(Please Type or Print)

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Dated: